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                                                                     EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CC.COM DELAWARE, INC.

         FIRST: The name of this corporation is CC.com Delaware, Inc. (hereinafter sometimes referred to as the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of the initial registered agent therein and in charge thereof, upon whom process against the Corporation may be served is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The Corporation is authorized to issue a total of 17,400,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock". The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 2,900,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 14,500,000. All of the authorized shares shall have a par value of $0.001.

         The shares of Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number

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of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         FIFTH:  The name and mailing address of the incorporator is:

                           Paul Johnson
                           c/o Gray Cary Ware & Freidenrich LLP
                           4365 Executive Drive, Suite 1600
                           San Diego, CA 92121-2189

         SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

         SEVENTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

         EIGHTH: This Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a


                                       2
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knowing violation of law, (iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the General Corporation Law of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 1st day of September, 1999.



                                                          /s/ Paul Johnson
                                                   ----------------------------
                                                   Paul Johnson


                                       3
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              COLLEGECLUB.COM, INC.

         CollegeClub.con Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The Amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given in accordance with Section 228 or the General Corporation Law of the State of Delaware;

         "RESOLVED, that at the effective time of this amendment and without further action on the part of the Corporation or the holders of its stock, each one (1) share of Common Stock of the Corporation outstanding or held in treasury immediately prior thereto shall be changed and converted into three (3) shares of Common Stock of the Corporation and at such time each holder of record of Common Stock shall without further action, be and become the holder of three (3) shares of Common Stock for each share of Common Stock held of record immediately prior thereto. Also at the effective term of this amendment and without further action on the part of the Corporation the holders of its stock, each one (1) share of Preferred Stock of the Corporation outstanding or held in treasury immediately prior thereto shall be changed and converted into three (3) shares of Preferred Stock of the Corporation and at such time each holder of record of Preferred Stock shall without further action, be and become the holder of three
(3) shares of Preferred Stock for each share of Preferred Stock held of record immediately prior thereto.

         RESOLVED, that Paragraph One of ARTICLE FOURTH of the Corporation's Certificate of Incorporation shall be amended to read in its entirety as follows:

         "FOURTH: The Corporation is authorized to issue a total of 61,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 11,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 50,000,000. All of the authorized shares shall have a par value of $0.001."

         IN WITNESS WHEREOF, CollegeClub.com Inc. has caused this Certificate to be executed by James B. DeBello, its authorized officer, on this 28th day of September, 1999.

                                               /s/ James DeBello
                                               --------------------------------
                                               James B. DeBello, President
Attest:

By:      /s/ Eric Berman
         -----------------------------------
         Eric Berman, Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              COLLEGECLUB.COM. INC.


         CollegeClub.com, Inc. (the 'Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The Amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware;

         RESOLVED, that Paragraph One of ARTICLE FOURTH of the Corporation's Certificate of Incorporation shall be amended to read in its entirety as follows:

         "FOURTH: The Corporation is authorized to issue a total of 106,413,537 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 24,713,537 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 81,700,000. All of the authorized shares shall leave a par value of $0.001.

         IN WITNESS WHEREOF, CollegeClub.com, Inc. has caused this Certificate to be executed by James B. DeBello, its authorized officer, on this 7th day of December, 1999.


                                               /s/ James DeBello
                                               --------------------------------
                                               James B. DeBello, President
Attest:


By:      /s/ Raffaele Fazio
         ----------------------------------
         Raffaele Fazio, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              COLLEGECLUB.COM, INC.


         CollegeClub.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The Amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware;

         RESOLVED, that Paragraph One of ARTICLE FOURTH of the Corporation's Certificate of Incorporation shall be amended to read in its entirety as follows:

                  "FOURTH: The Corporation is authorized to issue a total of 107,913,537 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 26,213,537 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 81,700,000. All of the authorized shares shall have a par value of $0.001.

         IN WITNESS WHEREOF, CollegeClub.com, Inc. has caused this Certificate of Amendment to be executed by James B. DeBello, its authorized officer, on this 24th day of March, 2000.



                                                /s/ James D. DeBello
                                                -------------------------------
                                                James B. DeBello
                                                Office of the President and
                                                Chief Operating Officer


Attest:


By:    /s/ Raffaele G. Fazio
       ------------------------------------
         Raffaele G. Fazio, Secretary